Exhibit 99.2

The following table sets forth a reconciliation of net loss to Adjusted EBITDA for the periods shown (in thousands):

                                                   Three Months Ended
                                                       March 31,
                                         --------------------------------------
                                            2008          2007          2005
                                         ----------    ----------    ----------
Net Loss                                 $ (149,904)   $ (170,561)   $ (178,719)
Excluded Items:
  Discontinued operations                        --         9,356        21,942
  Income tax expense                          1,721           315           955
  Other expense                                (179)          105          (447)
  Early repurchase of debt                       --            --        19,303
  Equity in operations of partnerships        1,916           297            --
  Minority interest in earnings                (596)       (9,973)       (6,563)
  Interest expense (net)                     49,932        51,870        44,762
  Loss on fixed assets                        4,654         4,335         3,002
  Amortization                                  280           250           220
  Depreciation                               34,147        33,633        30,810
  Stock-based compensation                    3,592         2,450           288
  Third party interest in EBITDA
    of certain operations (1)                   540         9,073         5,343
                                         ----------    ----------    ----------
  Total Excluded Items                       96,007       101,711       119,615
                                         ----------    ----------    ----------
Adjusted EBITDA                          $  (53,897)   $  (68,850)   $  (59,104)
                                         ==========    ==========    ==========

(1) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta, and Six Flags Discovery Kingdom (formerly Six Flags Marine World), plus our interest in the Adjusted EBITDA of one hotel and Dick Clark Productions, which are less than wholly owned.

The following is a reconciliation of two hypothetical projections of the non-GAAP measure "Adjusted EBITDA" for 2011 to net income (loss). The hypothetical projections were presented at the Six Flags Investor Day on April 29, 2008. The reconciliation is provided for the sole purpose of allowing the user to understand the income statement line items that comprise the non-GAAP measure and the items that are excluded. It is not a forecast or projection of the GAAP results, as the items excluded from Adjusted EBITDA are dependent on factors that were not considered in the base assumptions for the hypothetical projection, such as the following:

      o the amount of outstanding debt and interest rates, both of which will be dependent on the Company's cash flows, equity raising and refinancing activities prior to 2011;

      o the extent of fixed asset write-offs, amortization and depreciation, which will be dependent on future capital investment decisions, and

      o     the performance of the Company's equity investments.

The balances for the line items excluded from Adjusted EBITDA in the hypothetical projections have been provided solely for the limited purpose described above, and the Company provides no assurances regarding these excluded balances.

                                                     Twelve Months Ended
                                                      December 31, 2011
                                                       (in thousands)
                                            ------------------------------------
                                               Scenario 1          Scenario 2
                                            ----------------    ----------------
Net Income (loss)                               $ (30,117)           $ 19,883
Items Excluded from Adjusted EBITDA:
  Income tax expense                                6,000               6,000
  Other expense                                    10,000              10,000
  Equity in operations of partnerships              5,000               5,000
  Minority interest in earnings                    40,867              40,867
  Interest expense (net)                          180,000             180,000
  Loss on fixed assets                              7,500               7,500
  Amortization                                      1,250               1,250
  Depreciation                                    165,000             165,000
  Stock-based compensation                          4,500               4,500
  Third party interest in EBITDA
    of certain operations (1)                     (40,000)            (40,000)
                                                ---------           ---------
  Total Excluded Items                            380,117             380,117
                                                ---------           ---------
Adjusted EBITDA                                 $ 350,000           $ 400,000
                                                =========           =========

(1) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta, and Six Flags Discovery Kingdom (formerly Six Flags Marine World), plus our interest in the Adjusted EBITDA of one hotel and Dick Clark Productions, which are less than wholly owned.